EXHIBIT 32.2
CERTIFICATION
Accompanying Form 10-Q Report
of First Industrial, L.P.
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Chapter 63, Title 18 U.S.C. §1350(a) and (b))
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. §1350(a) and (b)), each of the undersigned hereby certifies, to his knowledge, that the Quarterly Report on Form 10-Q for the period ended September 30, 2026 (the "Report") of First Industrial, L.P. (the “Operating Partnership”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: October 22, 2026	/S/ PETER E. BACCILE
Peter E. Baccile
President and Chief Executive Officer (Principal Executive Officer)
First Industrial Realty Trust, Inc.

Date: October 22, 2026	/S/ SCOTT A. MUSIL
Scott A. Musil
Chief Financial Officer (Principal Financial Officer)
First Industrial Realty Trust, Inc.

A signed original of this written statement required by Section 906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request. The information contained in this written statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference to such filing.